Exhibit 10.2

LOCK-UP AGREEMENT

August 13, 2019

ALPHA CAPITAL ANSTALT

Lettstrasse 32

9490 Vaduz, Liechtenstein

Attn: Konrad Ackermann, Director

Fax: 011-423-2323196

BRIO CAPITAL MASTER FUND LTD.

c/o Brio Capital Management LLC

100 Merrick Road, Suite 401W

Rockville Centre, NY 11570

Attn: Shaye Hirsch

Email: shaye@briocapital.com

SUREFUNDING,LLC

6671 Las Vegas Blvd. S

Las Vegas, NV 89119

Sir:

The undersigned signatory of this Lock-Up agreement (the “Lock-Up Agreement”) understands that certain Purchasers (the “Purchasers”) propose to enter into a Securities Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) with Conversion Labs, Inc., a Delaware corporation (the “Company”), and in connection therewith acquire a convertible Note and Common Stock Purchase Warrants from the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchaser Agreement.

As a material inducement to the Purchasers to enter into the Purchase Agreement and to consummate the contemplated transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, upon their own volition and not upon the request or insistence of any purchaser hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of a Majority in Interest, the undersigned will not, during the period commencing upon the Closing Date and ending on the date that is one year after the Closing Date (the “Restricted Period”):

(i)	offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities of the Company which may be issued upon exercise of a stock option or warrant) or any other the Company’s Common Stock owned by the undersigned except as specifically excluded hereunder, in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian) by the undersigned as described on the signature page hereto and identifies and describes all of the foregoing adhering to the undersigned (collectively, the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of the Company’s Common Stock or such other securities, in cash or otherwise; or

(iii)	make any demand for or exercise any right with respect to the registration of any the Company’s Common Stock or any security convertible into or exercisable or exchangeable for the Company’s Common Stock.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a) transfers of the Undersigned’s Shares:

(i)	if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (C) as a bona fide gift to a charitable organization, (D) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)	if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (C) as a bona fide gift to a charitable organization; or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Purchasers a Lock-Up agreement in the form of this Lock-Up Agreement with respect to the the Company’s Common Stock or such other securities that have been so transferred or distributed;

(b) the exercise of an option (including a net or cashless exercise of an option) to purchase the Company’s Common Stock, and any related transfer of the Company’s Common Stock to the Company for the purpose of paying the exercise price of such options or any related transfer of the Company’s Common Stock for paying taxes (including estimated taxes) due as a result of the exercise of such options (or the disposition to the Company of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement); provided that, for the avoidance of doubt, the underlying the Company’s Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c) transfers by the undersigned of the Company’s Common Stock purchased by the undersigned on the open market following the Closing Date; or

(d) transfers or distributions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Common Stock involving a change of control of the Company (including entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Company’s Common Stock (or any security convertible into or exercisable for the Company’s Common Stock), or voting any of the Company’s Common Stock in favor of any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth in this Lock-Up Agreement shall continue to apply to the Undersigned’s Shares should such tender offer, merger, consolidation or other transaction not be completed;

and provided, further, that, with respect to each of (a) and (b) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act (other than (i) a filing at any time on a Form 5 or (ii) a filing after the expiration of the Restricted Period on a Schedule 13D or Schedule 13G (or Schedule 13D/A or Schedule 13G/A)), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase the Company’s Common Stock following such individual’s termination of service relationship (including service as a director) with the Company that would otherwise expire during the Restricted Period, provided that reasonable notice shall be provided to the Company prior to any such filing).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of the Company. In furtherance of the foregoing, the undersigned and the Company agree that the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to and will decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. The Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of the Company’s Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned and the Company acknowledge that this Lock-Up Agreement is being entered into for the benefit of the Purchasers who are parties to the Purchase Agreement and their permitted assigns, and who are hereby made third party beneficiaries of this Lock-Up Agreement. This Lock-Up Agreement may be enforced by the Purchasers and may not be amended without the consent of the Majority in Interest, which consent may be withheld for any reason.

The undersigned acknowledges and agrees that the Company is required to enforce the terms and provisions of this Lock-Up Agreement for the benefit of the Purchasers.

The undersigned understands that if the Purchaser Agreement is terminated for any reason, or if the Closing does not occur, the undersigned shall automatically be released from all restrictions and obligations under this Lock-Up Agreement. The undersigned understands that the Purchasers are proceeding with the transactions described in the Purchase Agreement in reliance upon this Lock-Up Agreement.

Any and all remedies herein expressly conferred upon the Purchasers will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by the Purchasers of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to the Purchasers in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Purchasers shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States including but not limited to Federal and State courts in New York City, New York or any state having jurisdiction, this being in addition to any other remedy to which the Purchasers are entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of the Purchasers with respect thereto.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The undersigned and the Company hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Lock-Up Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Lock-Up Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Notices hereunder shall be given in the same manner as set forth in the Purchase Agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Lock-Up Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Lock-Up Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The undersigned irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon the undersigned with the same force and validity as if served upon the undersigned.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by the Company, the Purchasers and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Signature Page

Print Name of Stockholder:	JOJ Holdings, LLC / Justin Schreiber

Signature (for individuals):	/s/ Justin Schreiber

Signature (for entities):

By:	/s/ Justin Schreiber
Name: JOJ Holdings, LLC
Title: President

Number of Common Stock directly owned by Stockholder: 9,380,695

Number of Common Stock Equivalents directly owned by Stockholder: _______________

Consisting of ______________________________________________________________________________

_________________________________________________________________________________________

Number of Common Stock beneficially owned by Stockholder: _____________________

Presently held as follows: _______________________________

_________________________________________________________________________________________

Number of Common Stock Equivalents beneficially owned by Stockholder: _______________

Consisting of ______________________________________________________________________________

_________________________________________________________________________________________

Excluded Securities: _________________________________________________________________________

_________________________________________________________________________________________

AGREED, APPROVED AND ACKNOWLEDGED:

CONVERSION LABS, INC.

By:
Name: Justin Schreiber Title: CEO

[Signature Page to Lock-Up Agreement]